Exhibit 99.1

China Natural Gas Announces New Supply Agreement with CNPC

XI’AN, China, December 1, 2010 /PRNewswire-Asia/ — China Natural Gas, Inc. ("China Natural Gas" or the "Company") (NasdaqGM: CHNG), a leading provider of compressed natural gas ("CNG") for vehicular fuel and pipeline natural gas for industrial, commercial and residential use in Xi'an, China, today announced that it signed a natural gas supply agreement on November 25, 2010 with a subsidiary of China National Petroleum Corporation (“CNPC”) in Xi’an, China.

The new supply agreement between CNPC Changqing Oil Field Branch Company (“CNPC Changqing”) and Jingbian LNG Company, a wholly owned subsidiary of China Natural Gas, will provide the Company with a supply of natural gas for its LNG plant in Jingbian County, Shaanxi Province ("LNG Project").  The Company expects to complete Phase I of the LNG Project by the end of this year.  Under the terms of the agreement, the Company has the option to purchase up to 500,000 cubic meters of natural gas per day, or 150 million cubic meters per year, of natural gas from CNPC Changqing at a purchase price of RMB 1.355 per cubic meter.  The agreement is effective through December 31, 2011.

Mr. Qinan Ji, Chairman and CEO of China Natural Gas, commented, “This supply agreement will complement our strategic cooperation with CNPC, one of the largest oil and gas producers in China. As we prepare for commercial production at our new Jingbian LNG plant, we believe this agreement will provide us with a reliable supply of natural gas to provide to our customers. We are confident that this will further strengthen our relationship with CNPC and improve our competitive edge in the local markets where we operate.”

About China Natural Gas, Inc.

China Natural Gas transports and sells natural gas to vehicular fueling terminals, as well as commercial, industrial, and residential customers through its distribution networks in China's Shaanxi and Henan Provinces. The Company owns approximately 120 km of high-pressure pipelines and operates 27 CNG fueling stations in Shaanxi Province and 12 CNG fueling stations in Henan Province. China Natural Gas' four primary business lines include: (1) the distribution and sale of CNG  through Company-owned CNG fueling stations for hybrid (natural gas/gasoline) powered vehicles; (2) the installation, distribution and sale of piped natural gas to residential, commercial and industrial customers through Company-owned pipelines; (3) the distribution and sale of gasoline through Company-owned CNG fueling stations for hybrid (natural gas/gasoline) powered vehicles; and (4) the conversion of gasoline-fueled vehicles to hybrid (natural gas/gasoline) powered vehicles through its auto conversion division.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. For example, statements about the future plans and prospects are forward looking and subject to risks. China Natural Gas, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q and 8-K, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to fourth parties. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, risks outlined in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K, as amended. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

China Natural Gas, Inc.
Jacky Shi
IR Director
Tel:   +86-29-8832-3325 x922
Cell:  +86-139-9287-9998
Email: yjshi@naturalgaschina.com

Investor Relations:
Dave Gentry, U.S.
RedChip Companies, Inc.
Tel: +1-800-733-2447, Ext. 104
Email: info@redchip.com

Jing Zhang, China
RedChip Beijing Representative Office
Tel: +86 10-8591-0635
Web: http://www.RedChip.com

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SOURCE: China Natural Gas, Inc.